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                                                                    EXHIBIT 21.1

                               BEST BUY CO., INC.

                         SUBSIDIARIES OF THE REGISTRANT




                                                   State of Formation
                                                   ------------------
BBC Property Co.                                        Minnesota

BBC Investment Co.                                      Nevada

Best Buy Concepts, Inc.                                 Nevada

Best Buy Stores, L.P.                                   Delaware

Best Buy Online, Inc.                                   Minnesota